SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 20, 2013
___________________

RESEARCH FRONTIERS INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	1-9399	11-2103466
(STATE OR OTHER JURISDICTION	(COMMISSION FILE NUMBER)	(IRS EMPLOYER
OF INCORPORATION)		IDENTIFICATION NO.)

240 CROSSWAYS PARK DRIVE
WOODBURY, NEW YORK 11797-2033
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (516) 364-1902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On May 20, 2013, Vision Systems, a Research Frontiers (Nasdaq: REFR) licensee and tier-one supplier of SPD-Smart electronically dimmable products, announced that helicopter manufacturer Eurocopter will feature Vision Systems’ SPD-Smart Noctis windows and a partition in the mock-up of its EC175 helicopter. Eurocopter will exhibit this mock-up in Stand 7050 at EBACE 2013 in Geneva, Switzerland from May 21-23, 2013.

Eurocopter’s mock-up provides a first-hand, must-see experience of the EC175’s elegant interior. A key feature of that interior is Vision Systems’ SPD-Smart Noctis window and partition products that offer complete control of daylight entering the cabin, instantly transform the look of the interior at the touch of a button, and synergistically complement other cabin systems for an unequalled passenger experience.

SPD-Smart electronically dimmable windows and partitions offer instant and precise light-control at all levels to provide aircraft OEMs and operators with a solar protection solution that enhances comfort and improves fuel efficiency. Shades or blinds can be eliminated because they provide on-demand blackout solar protection and complete privacy. Vision Systems’ SPD-Smart products offer integrated electronics and a control panel directly on the aesthetically attractive window reveal.

Vision Systems has supplied the EC175 mock-up with two large SPD-Smart Noctis windows and an SPD-Smart Noctis interior partition. Vision Systems also supplies the cabin management system (CMS) and additional systems including in-flight entertainment and WiFi access. The CMS controls the SPD-Smart Noctis products to optimally manage the amount of daylight in the EC175 mock-up’s interior. This ensures that passengers travel with the utmost comfort, productivity and control over their cabin environment. Passengers are able to do what they want when they want – whether it’s working on their computers or smart devices, browsing the internet, enjoying entertainment, or resting – all without worrying about excessive daylight levels or bothersome glare.

The SPD-Smart Noctis products on the EC175 mock-up are large – each is more than 6 square feet. SPD-Smart dimmable windows switch instantly regardless of the size, offering immediate on-demand satisfaction to passengers and crew. Conversely, electrochromic (EC) windows are slow to switch, and the speed degrades as the window size increases. Using EC technology, a window the size of those used on the EC175 would take over ten minutes to switch. Also, EC technology cannot provide an adequate aircraft cabin darkness level, while Vision Systems’ SPD-Smart Noctis can achieve blackout levels of light-blocking. SPD-Smart technology is the only electronically dimmable window technology capable of providing the level of passenger experience that will be exhibited on the EC175 mock-up.

In the Vision Systems press release, Carl Putman, President and CEO of Vision Systems, commented: “This is the first time that an assembler provides a complete solution adapted to helicopters’ requirements in terms of streaming WiFi, satellite connectivity and cabin management. We are proud to equip Eurocopter’s EC175 model. The equipment installed shows Vision Systems’ capacity to provide global customized and innovative solutions.” More details are available in Visions Systems’ press release.

EBACE 2013 is the premier annual meeting place for the European business aviation community and features exhibits, static displays of aircraft, and maintenance & operations (M&O) sessions all located at the magnificent Palexpo and Geneva International Airport. More information EBACE is available from the event website.

Details are noted in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. This press release is also available on the Company's website at www.SmartGlass.com and at various other places on the internet.

This report and the press releases referred to herein may include statements that may constitute "forward-looking" statements as referenced in the Private Securities Litigation Reform Act of 1995. Those statements usually contain words such as "believe", "estimate", "project", "intend", "expect", or similar expressions. Any forward-looking statements are made by the Company in good faith, pursuant to the safe-harbor provisions of the Act. These forward-looking statements reflect management's current views and projections regarding economic conditions, industry environments and Company performance. Factors, which could significantly change results, include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition and several business factors. Additional information regarding these and other factors may be included in the Company's quarterly 10-Q and 10K filings and other public documents, copies of which are available from the Company on request. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

The information in this Form 8-K or the press release reproduced herein shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Research Frontiers Press Release dated May 20, 2013.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESEARCH FRONTIERS INCORPORATED

/s/ Seth L. Van Voorhees
By:	Seth L. Van Voorhees
Title:	CFO and VP, Business Development

Dated: May 20, 2013